UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 26, 2008

Mellanox Technologies, Ltd.
(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
Hermon Building
Yokneam, Israel 20692
(Address of Principal Executive Offices)
+972-4-909-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fiscal 2008 Stock Option Grants
On December 26, 2008, the Board of Directors of Mellanox Technologies, Ltd. (the “Company”) awarded the following option grants to the following named executive officers of the Company (as identified in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2008) pursuant to the Company’s Global Share Incentive Plan (2006). Each option vests at the rate of 25% of the original number of shares on December 26, 2009, and 1/48th of the original number of shares on each monthly anniversary thereafter while the named executive officer remains an employee of the Company.

Name	Title	Number of Shares	Exercise Price Per Share
Eyal Waldman	President and Chief Executive Officer	90,000	$8.23
Michael Gray	Chief Financial Officer	19,808	$8.23
Michael Kagan	Vice President of Architecture	22,588	$8.23
Marc Sultzbaugh	Vice President of World Wide Sales	27,800	$8.23

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 29, 2008	MELLANOX TECHNOLOGIES, LTD.

	By: Name:	/s/ Michael Gray Michael Gray
	Title:	Chief Financial Officer